Exhibit 4.7

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of June 18, 2018

to

AMENDMENT NO. 1 TO
POOLING AND SERVICING AGREEMENT

between

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.,
as Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer

RIALTO CAPITAL ADVISORS, LLC,
as Special Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Certificate Administrator

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

and

PENTALPHA SURVEILLANCE LLC,
as Operating Advisor and as Asset Representations Reviewer

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2017-BNK4

AMENDMENT NO. 1, dated as of June 18, 2018 (this “Amendment”), between Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “ Asset Representations Reviewer”), to the Pooling and Servicing Agreement, dated as of April 1, 2017 (the “Agreement”), between the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer relating to Commercial Mortgage Pass-Through Certificates, Series 2017-BNK4.

RECITALS

A.       On or prior to the Closing Date, a legal fee reserve account was established in connection with the BANK 2017-BNK4 transaction and, on the Closing Date, the Depositor deposited $250,000 with the Certificate Administrator, to be credited to the legal fee reserve account.

B.       The Depositor desires to amend the Agreement to provide for the legal fee reserve account described above.

C.       Section 13.01(a) of the Agreement provides that the Agreement may be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer, without the consent of any of the Certificateholders or the Companion Holders, among other things, to revise or add any other provisions with respect to matters or questions arising under the Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any Holder of an RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25 of the Agreement); provided, further, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations or rights of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Agreement, without the consent of such Mortgage Loan Seller or (B) may materially and adversely affect the holder of a Companion Loan without such Companion Holder’s consent.

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D.       Section 13.01(c) of the Agreement provides that (x) none of the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer or the Special Servicer shall consent to any amendment to the Agreement unless it shall first have received an Opinion of Counsel to the effect that such amendment is permitted under the Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, and (y) no amendment to the Agreement may be made that changes any provision specifically required to be included in the Agreement by an Intercreditor Agreement related to a Companion Loan without, in each case, the consent of the holder of the related Companion Loan(s).

E.       The Opinion of Counsel required by the Agreement has been delivered to the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer and the Special Servicer.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

Section 2.  Amendment.

Effective as of the date of this Amendment, the following changes are made to the Agreement.

(a)       The following definition of “Legal Fee Reserve Account” is hereby inserted in Section 1.01 after the definition of “Late Collections”:

Legal Fee Reserve Account”: The account created and maintained by the Certificate Administrator pursuant to Section 3.04(b) in the name of the “Legal Fee Reserve Account”, into which the amounts set forth in Section 3.04(b) shall be deposited directly and which must be an Eligible Account.

(b)       The following paragraphs are hereby inserted after the eleventh paragraph of Section 3.04(b) of the Agreement:

On the Closing Date, the Depositor deposited $250,000 with the Certificate Administrator, to be credited to the Legal Fee Reserve Account. Funds held in the Legal Fee Reserve Account shall remain uninvested. Annually, on or about April 1st beginning 2019, upon receipt by the Certificate Administrator from the Depositor of a legal invoice related to Commission

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compliance matters, the Certificate Administrator shall pay such legal invoice from and solely to the extent of funds then on deposit in the Legal Fee Reserve Account. Any such instruction shall be sent by email to cts.cmbs.bond.admin@wellsfargo.com, along with a copy of the invoice, and a subject line reference of “BANK 2017-BNK4 - Legal Fee Reserve Account”. The Legal Fee Reserve Account will not be a part of the Trust Fund, either Trust REMIC or the Grantor Trust. The Depositor will be the beneficial owner of the Legal Fee Reserve Account for all federal income tax purposes, and shall be taxable on all income earned therefrom.

Upon the depletion of the Legal Fee Reserve Account, or if there are insufficient funds to pay any invoice, the Certificate Administrator shall notify the Depositor, and thereafter the Depositor shall pay any additional legal invoices from its own funds and the Certificate Administrator shall have no responsibility in connection therewith.

The Certificate Administrator shall have no responsibility for verifying the accuracy, reasonableness, or appropriateness of any invoice received. On the final Distribution Date, the Certificate Administrator shall pay to the Depositor any funds then remaining in the Legal Fee Reserve Account in accordance with directions provided by the Depositor.

Section 3.  Effect of Amendment.

Upon execution of this Amendment, the Agreement shall be, and be deemed to be, amended in accordance herewith, and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Asset Representations Reviewer, shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and all the terms and conditions of this Amendment shall be, and be deemed to be, part of the terms and conditions of the Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 4.  Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall be binding upon and inure to the benefit of the Certificateholders.

Section 5.  Governing Law; Waiver of Trial by Jury.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS

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AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES UNDER THE AGREEMENT.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.  Severability of Provisions.

If any one or more of the agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

Section 7.  Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8.  Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

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IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., Depositor

By:	/s/ Anthony Sfarra
Name: Anthony Sfarra
Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION, Master Servicer

By:	/s/ Joseph Newell III
Name: Joseph Newell III
Title: Director

RIALTO CAPITAL ADVISORS, LLC, Special Servicer

By:	/s/ Adam Singer
Name: Adam Singer
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Certificate Administrator

By:	/s/ Stephanie Atwell
Name: Stephanie Atwell
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Beverly D. Capers
Name: Beverly D. Capers
Title: Assistant Vice President

PENTALPHA SURVEILLANCE LLC, Operating Advisor and Asset Representations Reviewer

By:	/s/ James Callahan
Name: James Callahan
Title: Executive Director and Solely as an Authorized Signatory

BANK 2017-BNK4 – Amendment No. 1 to Pooling and Servicing Agreement